Exhibit 99.1
FIDELITY D & D BANCORP, INC.
FOR IMMEDIATE RELEASE

Date: February 4, 2011

Contacts:
Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and	Treasurer and
Chief Executive Officer	Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.
2010 FINANCIAL RESULTS
AND FIRST QUARTER 2011 DIVIDEND

Dunmore, PA – Fidelity D & D Bancorp, Inc. (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, announced a net loss for the year ended December 31, 2010 of $3,204,000, or $1.50 per share, compared to $1,400,000, or $0.67 per share, for the year ended December 31, 2009.  Other Than Temporary Impairment (OTTI) credit losses recognized throughout 2010 totaled $11,836,000, compared to $3,300,000 during 2009, and caused the net loss for the year. However, improvements were also made during 2010, where asset quality improved resulting in a $2,965,000 lower provision for loan losses.  In addition, net interest income increased $1,641,000 and other operating expenses were reduced by $1,224,000 during 2010, improving pre-tax, pre-credit-loss earnings (see table below) by $2,828,000.

After evaluating the effect on core earnings from the performance improvements accomplished to-date and the extent regulatory capital ratios are above well capitalized requirements, the Board of Directors of Fidelity D & D Bancorp, Inc. announce their declaration of the Company’s first quarter dividend of $0.25 per share.  The dividend is payable March 10, 2011 to shareholders of record at the close of business on February 17, 2011.

“The past year represented a significant advancement in positioning Fidelity for long term growth.  The Company aggressively addressed asset quality, in both the loan and the investment portfolio,” stated Daniel J. Santaniello, President and Chief Executive Officer.  “Additional focus was placed on reducing operating expenses through sound business practices while maintaining the high level of service our customers have come to expect.   The strategic initiatives have created an increase in core earnings that will provide the company with consistent and profitable growth creating greater shareholder value in 2011.”

Net loss for the quarter ended December 31, 2010 was $4,834,000 compared to net income of $73,000 for the same quarter of 2009.  The loss per share for the quarter was $2.26 compared to earnings per share of $0.04 for the same prior year period.  Management decided to change the method of estimating default probabilities from a global basis to a specific review of each piece of collateral in calculating fair value and in determining OTTI on the portfolio of pooled trust preferred securities.  This review resulted in the recognition of $9,332,000 in OTTI credit losses, before tax, to write-down the portfolio to its estimated fair value as of December 31, 2010.  The management initiatives taken during the past year improved the current quarter’s other income $180,000 and reduced operating expenses $830,000 to increase quarterly pre-tax, pre-credit-loss earnings (see table below) by $989,000 for the fourth quarter 2010.
The Company’s assets grew $5,656,000, or 1%, to $561,673,000 at December 31, 2010 from $556,017,000 at December 31, 2009. This asset growth was primarily caused by the $23,453,000, or 5%, increase in deposits, net of an $18,985,000 reduction in borrowings and long-term debt plus a $1,099,000 increase in shareholders’ equity.  The Bank’s regulatory capital ratios for the period ending December 31, 2010 were Total Risk Based Capital Ratio of 11.8%, Tier I Capital Ratio of 10.5% and Leverage Ratio of 8.2%, all of which exceed the current "well capitalized" regulatory requirements.

Net interest income increased $1,641,000, or 9%, to $20,753,000 for the year ended December 31, 2010 from $19,112,000 recorded during 2009.  As a result, net interest margin improved to 3.89% for 2010 compared to 3.71% for 2009.

Net interest income was $5,104,000 for the quarter ended December 31, 2010, compared to the $5,126,000 recorded during the same quarter of 2009.  The cost reductions on interest-bearing liabilities from the current interest rate environment basically matched the effect low rates had on reducing earning-asset yields.  However, increased average earning assets for the fourth quarter 2010 was the primary factor of the net interest margin decline to 3.79%, compared to 3.99% for same 2009 period.

The provision for loan loss was $2,085,000 for the 2010 year, as compared to a $5,050,000 requirement for the 2009 year.  Improvement in overall asset quality and primarily from the successful resolution of several large commercial credits necessitated lower provision for loan losses. The ratio of non-performing assets to total assets at December 31, 2010 decreased 18 basis points to 2.40% from 2.58% at December 31, 2009.  The ratio of non-accrual loans to total loans at December 31, 2010 decreased 45 basis-points to 2.40%.  Net charge-offs were $1,761,000 in 2010 and $2,222,000 in 2009.  The allowance for loan losses was 1.90% of total loans at December 31, 2010, up from 1.75% at December 31, 2009.

The provision for loan loss was $835,000 for the fourth quarter of 2010 compared to the $1,200,000 required for the fourth quarter of 2009.  Improvement in overall asset quality dictated the lower required level of provision for loan losses.

Total other income for the year ended December 31 2010 was $5,424,000, compared to $5,461,000 for the 2009 year.  The lower volume of loans sold during the current year-to-date period affected gains on sold loans by $262,000 and was partially off-set from $148,000 more fees and other service charges collected and $65,000 less in losses realized on foreclosed properties..

A total of $11,836,000 OTTI credit losses were recognized for the year ended December 31, 2010 compared to $3,300,000 during the 2009 year.

Total other income recorded for the quarter ended December 31, 2010 was a $1,405,000 compared with $1,224,000 for the same quarter in 2009.   The increase primarily occurred from $256,000 more gains on loans sold during the quarter.

The OTTI credit losses on pooled trust preferred securities were $9,332,000 and $542,000 in the quarters ended December 31, 2010 and 2009, respectively. The impairment charge recognized represents the expected credit loss on these securities.  The risk of future OTTI charges will be influenced, in large part, by the performance of the collateral pools that support each pooled trust preferred security.  Additional rating downgrades, deferring collateral and reduced default recovery rates, could cause further OTTI charges to be recognized through future earnings.

Total other operating expenses decreased $1,224,000, or 6%, to $18,017,000 for the year ending December 31, 2010 from $19,241,000 for 2009. The reduction in operating expense resulted primarily from $763,000 reduction of salaries and benefits, $424,000 in reduced professional service expense, $130,000 savings in premises and equipment and $66,000 in supplies and postage expenses, partially off-set by $150,000 additional marketing expenditures.

Total other operating expenses decreased $830,000, or 18%, to $3,901,000 from $4,731,000 for the quarters ending December 31, 2010 and 2009, respectively.  The other operating expenses primarily decreased from $437,000 fewer salaries and benefits, $296,000 in reduced professional service expense and $169,000 less marketing costs incurred.

Fidelity D & D Bancorp, Inc. serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 11 community banking office locations.  The Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Forward-Looking Statements

Certain of the matters discussed in this press release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•	the effects of economic deterioration on current customers, specifically the effect of the economy on loan customers’ ability to repay loans;
•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•	the effects of new laws and regulations, specifically the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act;
•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
•
the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;

•
the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet;

•	technological changes;
•	acquisitions and integration of acquired businesses;
•	the failure of assumptions underlying the establishment of reserves for loan and lease losses and estimations of values of collateral and various financial assets and liabilities;
•	volatilities in the securities markets;

•	deteriorating economic conditions;
•	acts of war or terrorism; and
•	disruption of credit and equity markets.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Balance Sheets

At Period End:	December 31, 2010	December 31, 2009
Assets
Total cash and cash equivalents	$22,967,345	$8,327,954
Investment securities	83,431,371	76,529,998
Federal Home Loan Bank Stock	4,542,000	4,781,100
Loans and leases	416,014,151	431,919,022
Allowance for loan losses	(7,897,822)	(7,573,603)
Premises and equipment, net	14,763,873	15,361,810
Life insurance cash surrender value	9,424,926	9,117,156
Other assets	18,427,308	17,553,834

Total assets	$561,673,152	$556,017,271

Liabilities
Non-interest-bearing deposits	$85,780,392	$70,890,578
Interest-bearing deposits	396,667,300	388,103,880
Total deposits	482,447,692	458,994,458
Short-term borrowings	8,548,400	16,533,107
Long-term debt	21,000,000	32,000,000
Other liabilities	2,903,045	2,815,159
Total liabilities	514,899,137	510,342,724

Shareholders' equity	46,774,015	45,674,547

Total liabilities and shareholders' equity	$561,673,152	$556,017,271

Average Year-To-Date Balances:	December 31, 2010	December 31, 2009
Assets
Total cash and cash equivalents	$42,181,685	$15,812,533
Investment securities	84,050,381	83,633,697
Loans and leases, net	419,748,250	426,927,977
Premises and equipment, net	14,975,020	15,674,301
Other assets	26,598,374	23,227,334

Total assets	$587,553,710	$565,275,842

Liabilities
Non-interest-bearing deposits	$76,707,139	$70,285,476
Interest-bearing deposits	405,518,509	388,304,096
Total deposits	482,225,648	458,589,572
Short-term borrowings and long-term debt	53,823,711	54,721,932
Other liabilities	3,626,830	3,827,831
Total liabilities	539,676,189	517,139,335

Shareholders' equity	47,877,521	48,136,507

Total liabilities and shareholders' equity	$587,553,710	$565,275,842

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Statements of Income

	Three Months Ended		Twelve Months Ended
	Dec. 31, 2010	Dec. 31, 2009	Dec. 31, 2010	Dec. 31, 2009
Interest income
Loans and leases	$6,010,455	$6,277,617	$24,608,729	$25,969,544
Securities and other	604,335	895,244	2,971,245	3,939,729

Total interest income	6,614,790	7,172,861	27,579,974	29,909,273

Interest expense
Deposits	1,119,838	1,616,269	5,078,053	7,895,576
Borrowings and debt	390,980	430,394	1,748,962	2,901,278

Total interest expense	1,510,818	2,046,663	6,827,015	10,796,854

Net interest income	5,103,972	5,126,198	20,752,959	19,112,419

Provision for loan losses	835,000	1,200,000	2,085,000	5,050,000
OTTI - credit losses	9,332,322	542,233	11,835,918	3,300,094
Other income	1,404,774	1,224,345	5,423,920	5,461,281
Other expenses	3,900,509	4,731,054	18,016,724	19,241,125
Credit for income taxes	(2,724,896)	(196,008)	(2,556,369)	(1,617,314)
Net (loss) income	$(4,834,189)	$73,264	$(3,204,394)	$(1,400,205)

	Three Months Ended

	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009
Interest income
Loans and leases	$6,010,455	$6,213,939	$6,158,022	$6,226,313	$6,277,617
Securities and other	604,335	739,761	812,171	814,978	895,244

Total interest income	6,614,790	6,953,700	6,970,193	7,041,291	7,172,861

Interest expense
Deposits	1,119,838	1,244,438	1,299,716	1,414,061	1,616,269
Borrowings and debt	390,980	436,490	453,196	468,296	430,394

Total interest expense	1,510,818	1,680,928	1,752,912	1,882,357	2,046,663

Net interest income	5,103,972	5,272,772	5,217,281	5,158,934	5,126,198

Provision for loan losses	835,000	375,000	300,000	575,000	1,200,000
OTTI - credit losses	9,332,322	1,748,674	675,872	79,050	542,233
Other income	1,404,774	1,478,263	1,316,231	1,224,652	1,224,345
Other expenses	3,900,509	4,317,611	4,694,155	5,104,449	4,731,054
(Credit) provision for income taxes	(2,724,896)	(45,193)	144,513	69,207	(196,008)
Net (loss) income	$(4,834,189)	$354,943	$718,972	$555,880	$73,264

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Balance Sheets

At Period End:	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009
Assets
Total cash and cash equivalents	$22,967,345	$47,571,175	$36,728,875	$40,182,654	$8,327,954
Investment securities	83,431,371	87,255,681	75,948,064	81,433,603	76,529,998
Federal Home Loan Bank Stock	4,542,000	4,781,100	4,781,100	4,781,100	4,781,100
Loans and leases	416,014,151	422,688,600	428,122,754	434,257,867	431,919,022
Allowance for loan losses	(7,897,822)	(7,484,253)	(7,523,250)	(7,751,589)	(7,573,603)
Premises and equipment, net	14,763,873	14,649,763	14,936,387	15,245,122	15,361,810
Life insurance cash surrender value	9,424,926	9,347,707	9,269,973	9,192,627	9,117,156
Other assets	18,427,308	17,788,825	17,006,380	17,947,191	17,553,834

Total assets	$561,673,152	$596,598,598	$579,270,283	$595,288,575	$556,017,271

Liabilities
Non-interest-bearing deposits	$85,780,392	$81,819,441	$77,836,050	$73,065,849	$70,890,578
Interest-bearing deposits	396,667,300	409,063,486	403,090,854	413,491,335	388,103,880
Total deposits	482,447,692	490,882,927	480,926,904	486,557,184	458,994,458
Short-term borrowings	8,548,400	21,804,259	15,577,694	26,370,222	16,533,107
Long-term debt	21,000,000	32,000,000	32,000,000	32,000,000	32,000,000
Other liabilities	2,903,045	3,235,939	2,922,545	3,995,312	2,815,159
Total liabilities	514,899,137	547,923,125	531,427,143	548,922,718	510,342,724

Shareholders' equity	46,774,015	48,675,473	47,843,140	46,365,857	45,674,547

Total liabilities and shareholders' equity	$561,673,152	$596,598,598	$579,270,283	$595,288,575	$556,017,271

Average Quarterly Balances:	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009
Assets
Total cash and cash equivalents	$53,297,299	$44,858,721	$33,008,130	$37,358,017	$11,236,021
Investment securities	86,120,978	83,361,340	86,919,361	79,737,266	83,854,397
Loans and leases, net	409,008,829	416,462,967	424,331,436	429,450,503	425,502,519
Premises and equipment, net	14,648,400	14,854,405	15,116,975	15,288,661	15,402,408
Other assets	27,381,576	26,404,370	26,073,072	26,527,219	23,514,032

Total assets	$590,457,082	$585,941,803	$585,448,974	$588,361,666	$559,509,377

Liabilities
Non-interest-bearing deposits	$82,019,125	$75,830,989	$74,100,555	$74,808,276	$73,674,479
Interest-bearing deposits	404,692,893	406,630,065	407,132,578	403,594,213	390,741,705
Total deposits	486,712,018	482,461,054	481,233,133	478,402,489	464,416,184
Short-term borrowings and long-term debt	51,089,956	50,958,606	53,323,203	60,053,061	44,159,415
Other liabilities	3,995,850	3,509,030	3,618,319	3,379,727	3,465,228
Total liabilities	541,797,824	536,928,690	538,174,655	541,835,277	512,040,827

Shareholders' equity	48,659,258	49,013,113	47,274,319	46,526,389	47,468,550

Total liabilities and shareholders' equity	$590,457,082	$585,941,803	$585,448,974	$588,361,666	$559,509,377

FIDELITY D & D BANCORP, INC.
Selected Financial Ratios and Other Data

Three Months Ended
Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009
Selected returns and financial ratios
Diluted (loss) earnings per share	$(2.26)	$0.16	$0.34	$0.26	$0.04
Dividends per share	$0.25	$0.25	$0.25	$0.25	$0.25
Yield on interest-earning assets (FTE)	4.87%	5.14%	5.19%	5.28%	5.52%
Cost of interest-bearing liabilities	1.32%	1.46%	1.53%	1.65%	1.87%
Net interest spread	3.55%	3.68%	3.66%	3.63%	3.65%
Net interest margin	3.79%	3.93%	3.92%	3.91%	3.99%
Return on average assets	-3.25%	0.24%	0.49%	0.38%	0.05%
Return on average equity	-39.42%	2.87%	6.10%	4.85%	0.61%
Efficiency ratio	58.61%	62.10%	69.66%	71.57%	72.76%
Expense ratio	1.68%	1.92%	2.32%	2.40%	2.50%

Twelve Months Ended
Dec. 31, 2010	Dec. 31, 2009
Diluted loss per share	$(1.50)	$(0.67)
Dividends per share	$1.00	$1.00
Yield on interest-earning assets (FTE)	5.12%	5.72%
Cost of interest-bearing liabilities	1.49%	2.44%
Net interest spread	3.63%	3.28%
Net interest margin	3.89%	3.71%
Return on average assets	-0.55%	-0.25%
Return on average equity	-6.69%	-2.91%
Efficiency ratio	65.38%	72.51%
Expense ratio	2.07%	2.37%

Other data
Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009
Book value per share	$21.48	$22.50	$22.27	$21.74	$21.69
Equity to assets	8.33%	8.16%	8.26%	7.79%	8.21%
Allowance for loan losses to:
Total loans	1.90%	1.77%	1.76%	1.79%	1.75%
Non-accrual loans	0.79	x	0.78	x	0.84	x	0.70	x	0.61	x
Non-accrual loans to total loans	2.40%	2.27%	2.08%	2.56%	2.85%
Non-performing assets to total assets	2.40%	2.22%	2.21%	2.28%	2.58%

FIDELITY D & D BANCORP, INC.
Unaudited Pre-Tax, Pre-Credit Loss Earnings
(Non-GAAP Disclosure)

The following tables reconcile net income (loss) as reported to pre-tax, pre-credit-loss earnings for the period indicated:

	Three Months Ended

	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009

Net (loss) income as reported	$(4,834,189)	$354,943	$718,972	$555,880	$73,264

(Credit) Provision for income taxes	(2,724,896)	(45,193)	144,513	69,207	(196,008)
Provision for loan losses	835,000	375,000	300,000	575,000	1,200,000
OTTI - credit losses	9,332,322	1,748,674	675,872	79,050	542,233

Pre-tax, pre-credit-loss earnings	$2,608,237	$2,433,424	$1,839,357	$1,279,137	$1,619,489

	Three Months Ended		Twelve Months Ended

	Dec. 31, 2010	Dec. 31, 2009	Dec. 31, 2010	Dec. 31, 2009

Net (loss) income as reported	$(4,834,189)	$73,264	$(3,204,394)	$(1,400,205)

(Credit) Provision for income taxes	(2,724,896)	(196,008)	$(2,556,369)	(1,617,314)
Provision for loan losses	835,000	1,200,000	$2,085,000	5,050,000
OTTI - credit losses	9,332,322	542,233	$11,835,918	3,300,094

Pre-tax, pre-credit-loss earnings	$2,608,237	$1,619,489	$8,160,155	$5,332,575